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                                                                     Exhibit 5.1

                              Baker & Hostetler LLP
                            3200 National City Center
                             1900 East Ninth Street
                           Cleveland, Ohio 44114-3485

                                October 17, 1997


Captec Net Lease Realty, Inc.
24 Frank Lloyd Wright Drive
Ann Arbor, Michigan 48106

Gentlemen:

         As counsel for Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-11, as amended (the "Registration Statement"), first filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on September 5, 1997, with respect to 9,775,000 of the Company's shares of common stock, $.01 par value (the "Common Stock"), including 8,500,000 shares of Common Stock to be sold to the underwriters (the "Firm Securities") and an additional 1,275,000 shares of Common Stock subject to an over-allotment option granted to the underwriters by the Company (the "Additional Securities").

         In connection with the foregoing, we have examined (a) the Certificate of Incorporation, as amended, and the Bylaws of the Company, (b) the proposed form of Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") with respect to the Common Stock, and
(c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

         Based upon such examination, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Firm Securities and the Additional Securities to be sold by the Company have been duly authorized and, when issued and sold pursuant to the duly executed Underwriting Agreement (in substantially the same form filed as an exhibit to the Registration Statement) and in the same manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a

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Captec
October 17, 1997
Page 2


part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                                 Very truly yours,

                                                 /s/ Baker & Hostetler LLP

                                                 Baker & Hostetler LLP